UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 3, 2010

MODAVOX, INC.
(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	333-57818	20-0122076
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W University Dr, Suite 231 Tempe, AZ 85281	85281-3291
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 710-9376

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01Completion of Acquisition or Disposition of Assets.

On December 31, 2009, Augme Technologies, Inc., f/k/a Modavox, Inc. (the “Company” or “Augme”) entered into to a binding letter of intent with World Talk Radio, LLC (“WTR”), an Arizona Limited Liability Company, regarding the disposition of certain assets and liabilities related to the Voice America Networks based in Tempe, AZ (the “Binding Letter of Intent” and the “Transaction”). The body of the Binding Letter of Intent was furnished as Exhibit 99.1 to the Form 8K filed by the Company on January 7, 2010, which document contains the material business terms related to the Transaction.

On February 25, 2010, the Company and WTR executed the final Asset Purchase Agreement in connection with the Binding Letter of Intent.

As a result of the Transaction, the Company will realize immediate reduction in net expenses, enabling Company management to focus available resources on the recently announced corporate strategy that includes an expanded IP licensing structure as well as supporting the development and commercialization of the Company’s marketing-driven technology platforms and services. Furthermore, as part of the strategy to streamline operations and to create non-encumbered revenues to support growth businesses, the Company will receive a perpetual royalty as a percentage of gross revenue generated by WTR, as described in the attached Binding Letter of Intent, for as long as the new entity provides Internet radio services.

About Augme Technologies, Inc.

Augme Technologies, Inc., f/k/a Modavox, Inc. (OTCBB: MDVX.OB - News) is the technology and services leader in new media marketing platforms that enable the seamless integration of brands, music, video and other content with life through the power of the Internet and mobile communications. Augme’s intuitive new media marketing platforms give companies the control they need to quickly create, deploy and measure rich-media, interactive marketing campaigns across all networks and devices. Augme marketing platforms condense the customer loyalty cycle by personalizing the brand experience and delivering that experience to customers where they work, play and live. Through its three operating divisions including mobile marketing (AD LIFE™), video content delivery (AD BOOM™) and ad network provisioning (AD SERVE™), Augme is connecting brands and content to consumers in a network of mobile and multimedia experiences enabling companies and their marketing agencies to create new markets and monetize brand interactions. Augme is headquartered in New York City. For more information please visit www.Augme.com ..

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODAVOX, INC. (Registrant)
Date: March 3, 2010	By:	/s/ MARK SEVERINI
(Mark Severini, Chief Executive Officer)